Exhibit 5.4

CONSENT OF LEGAL COUNSEL

Re:  Registration Statement on Form F-10 of Bauer Performance Sports Ltd.

We refer to the registration statement on Form F-10 (the “Registration Statement”) to be filed by Bauer Performance Sports Ltd. with the U.S. Securities and Exchange Commission and to which this consent is exhibited.

We hereby consent to all references to this firm in the Registration Statement.

Yours truly,

/s/Norton Rose Fulbright Canada LLP

NORTON ROSE FULBRIGHT CANADA LLP
Toronto, Ontario, Canada
June 9, 2014